                                                                   EXHIBIT 10.20


                       NINTH AMENDMENT TO LEASE AGREEMENT

         THIS NINTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of the 13th day of November, 2001 (the "Effective Date"), by and between AGBRI ATRIUM, L.P., a Delaware limited partnership ("Landlord"), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:

         WHEREAS, AmWest Savings Association, a Texas savings and loan association ("AmWest"), and Daisytek Incorporated, a Texas corporation ("Daisytek"), entered into that certain Lease Agreement (Office) (the "Original Lease") dated as of September 30, 1991, covering premises in the building (the "Building") commonly known as The Atrium at Collin Ridge located at 500 N. Central Expressway, Plano, Texas;

         WHEREAS, AmWest and Daisytek entered into that certain Modification and Ratification of Lease (the "First Amendment") dated January 7, 1992;

         WHEREAS, AmWest sold the Building to Atrium Associates, L.P., a Texas limited partnership, d/b/a The Atrium at Collin Ridge ("Atrium"), and assigned to Atrium all of its rights under the Original Lease, as amended by the First Amendment;

         WHEREAS, Atrium and Daisytek entered into that certain Modification and Ratification of Lease (the "Second Amendment") dated July 22, 1992;

         WHEREAS, Atrium and Daisytek entered into that certain Modification of Lease No. 3 (the "Third Amendment") dated November 12, 1992;

         WHEREAS, Atrium and Daisytek entered into that certain Modification of Lease No. 4 (the "Fourth Amendment") dated April 26, 1993;

         WHEREAS, Atrium and Daisytek entered into that certain Modification of Lease No. 5 (the "Fifth Amendment") dated as of November 1, 1994;

         WHEREAS, Atrium and Daisytek entered into that certain Sixth Modification to Lease Agreement (the "Sixth Amendment") dated November 30, 1995, pursuant to which, among other things, Daisytek leased from Atrium, and Atrium leased to Daisytek, a certain 13,056 rentable square foot space on the 1st floor of the Building (such space together with any other space hereafter leased by Tenant on the 1st floor of the Building is herein referred to as the "First Floor Space"), which 13,056 rentable square foot space is more particularly described on the Exhibit B of the Sixth Amendment;

         WHEREAS, Atrium and Daisytek entered into that certain Seventh Modification to Lease Agreement (the "Seventh Amendment") dated July 31, 1996;

         WHEREAS, Atrium and Daisytek entered into that certain Eighth Amendment to Lease (the "Eighth Amendment") dated effective as of February 20, 1998 (the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment are herein collectively called the "Amendments" and the Original Lease, as amended by the Amendments, is herein called the "Lease");

         WHEREAS, Landlord has purchased the Building from Atrium;

         WHEREAS, the lease currently covers approximately 65,419 rentable square feet of space (the "Premises");

         WHEREAS, Daisytek assigned its rights under the Lease to Tenant pursuant to that certain Assignment of Lease dated as of February 1, 2000, and, in connection therewith, Landlord, Tenant and Daisytek entered into that certain Consent to Assignment which was attached to such Assignment of Lease;

         WHEREAS, Tenant exercised its renewal right pursuant to the Lease by delivering to Landlord written notice thereof, a copy of which is attached hereto as Exhibit B; and

         WHEREAS, Landlord and Tenant desire to modify the terms and provisions of the Lease as set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual terms and conditions set forth herein and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the Lease.

         2. Extension of Term of the Lease. The term of the Lease is hereby extended until, and the Lease is hereby renewed through, March 15, 2007 (such date of expiration is herein referred to as the "Scheduled Expiration Date"). As used herein or in the Lease and all exhibits attached hereto or thereto, the term "Lease Term" shall mean the period beginning on December 16, 1991, and ending on the Scheduled Expiration Date, unless sooner terminated in accordance with the Lease. As used herein, the term "2002 Renewal Term" shall mean the period of time beginning on March 16, 2002, and ending on the Scheduled Expiration Date.

         3. Base Rental for the Premises. Tenant shall pay to Landlord as Base Rental for the Premises in lawful money of the United States of America as follows:

                  (a) Prior to March 15, 2002, Tenant shall pay Base Rental for the Premises as provided in the Lease;

                  (b) Commencing March 16, 2002, through November 15, 2003, Tenant shall pay $92,676.92 per month for the Premises (i.e., $17.00 per rentable square foot on an annual basis for the Premises);

                  (c) Commencing November 16, 2003, through July 15, 2005, Tenant shall pay $98,128.50 per month for the Premises (i.e., $18.00 per rentable square foot on an annual basis for the Premises); and

                  (d) From and after July 16, 2005 through the Scheduled Expiration Date, Tenant shall pay $103,580.08 per month for the Premises (i.e., $19.00 per rentable square foot on an annual basis for the Premises).

         4. Base Expense Amount Adjustment. During the 2002 Renewal Term, the term "Base Expense Amount" shall mean the actual Operating Expenses for the calendar year 2002 subject to adjustment as provided below in this paragraph. In the event that during all or any portion of any calendar year the rentable area of the Building is not fully rented, fully occupied and/or being completely provided with Building standard services, Landlord may make an appropriate adjustment of Operating Expenses for such year, employing sound accounting and management principles, to determine the Operating Expenses that would have been paid or incurred by Landlord had the rentable area of the Building been fully rented, fully occupied and/or completely provided with Building standard services during such period of time and the amount so determined shall be deemed to have been the Operating Expenses for such year. As a result, the last sentence of Section 4.(d) of the Lease is hereby deleted in its entirety.

         5. Leasehold Improvements. Tenant is currently occupying the Premises and hereby accepts the same in its "as is" condition and Landlord shall have no obligation to perform any work therein and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein except for the $322,916.00 refurbishment allowance provided pursuant to the Rider No. 102 attached to the Lease (i.e., $5.50 per usable square feet of space in the Premises).

         6. Renewal Option; Waiver of Rights of First Offer. Tenant shall have the right to renew the 2002 Renewal Term in accordance with the terms and provisions set forth in Exhibit A attached hereto. This renewal right is the only such right available to Tenant after the Effective Date, and any other such rights are hereby deleted from the Lease and/or the Amendments and shall be of no further force or effect. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees and acknowledges that Tenant has no expansion rights, first offer or first refusal or similar rights under the Lease or any of the Amendments. Any and all such provisions contained in the Lease or any of the Amendments regarding Tenant's expansion rights, first offer or first refusal or similar rights, if any (including, without limitation, Paragraph 8 of the Sixth Amendment), are hereby deleted from the Lease and/or the Amendments and shall be of no further force or effect.

         7. Brokers. Tenant represents and warrants to Landlord that it has dealt directly with (and only with) Jones Lang LaSalle Americas, Inc. ("Landlord's Broker") and Cushman & Wakefield ("Tenant's Broker") as brokers in connection with this Amendment, and that insofar as Tenant knows, no other broker negotiated or participated in the negotiations of this Amendment, or is entitled to any commission in connection therewith. Tenant hereby agrees to indemnify, save and hold Landlord harmless from and against any and all claims or demands made upon Landlord for any commissions, fees or other compensation by any broker, agent or salesman (other than Landlord's Broker and Tenant's Broker) in connection with this Amendment. Landlord agrees to pay Landlord's Broker and Tenant's Broker each a commission pursuant to separate written agreements between Landlord's Broker and Landlord and Tenant's Broker and Landlord, and Landlord hereby agrees to indemnify, save and hold Tenant harmless from and against any and all claims or demands made upon Tenant for any commissions, fees or other compensation by Landlord's Broker and Tenant's Broker. The provisions of this paragraph shall survive the expiration or any earlier termination of the Lease.

         8. Tenant Certification. By its execution of this Amendment, Tenant hereby certifies that as of the date of such execution, and to the best of Tenant's knowledge, Landlord is not in default in the performance of any its obligations under the Lease, and Tenant has no offsets, claims against Landlord or the rent payable by

Tenant under the Lease and no defenses with respect to the Lease. By its execution of this Amendment, Landlord hereby certifies that as of the date of such execution, and to the best of Landlord's knowledge, Tenant is not in default in the performance of any of its obligations under the Lease.

         9. Continuing Effect; References to this Amendment. The Lease, as amended herein, are hereby ratified and confirmed and shall continue in full force and effect. Any reference to "this Amendment" shall include all of the provisions set forth in all exhibits attached hereto.

         10. Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one and the same instrument.

         11. Authority. Tenant hereby warrants and represents that it has the requisite authority and ability to enter into this Amendment and to fully perform all obligations of Tenant hereunder. Landlord hereby warrants and represents that it has the requisite authority and ability to enter into this Amendment and to fully perform all obligations of Landlord hereunder.

         12. Conflicts. In the event of any conflict between the terms of this Amendment and either the Lease or the Amendments, the terms of this Amendment shall control.

         13. Confidentiality. Except as hereinafter provided, Tenant covenants and agrees, for itself and its officers, partners, employees, attorneys, consultants and agents (including, without limitation, Tenant's Broker), to keep the terms, conditions and provisions of this Amendment strictly confidential and not disclose the terms, conditions and provisions hereof except as follows: (a) to the extent disclosure of some or all of such terms, conditions or provisions may be required by law including the filing of this Amendment as an exhibit to any SEC filing of Tenant; (b) the financial terms of this Amendment to the extent that the disclosure of the same is required in connection with any financing sought by Tenant; and (c) in connection with the enforcement of Tenant's rights hereunder or under the Lease. The covenants of Tenant in this paragraph have been given by Tenant as a material inducement to Landlord to enter into this Amendment and grant the rights to Tenant contained herein. In the event of any disclosure by Tenant or any of the parties described above, Landlord shall be entitled to recover from Tenant any and all damages resulting therefrom and to otherwise pursue any and all other rights and remedies available to Landlord at law, in equity or otherwise.

         14. Effect of Submission. Submission of this Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for, any premises at the Building. This Amendment shall become effective only upon the execution and delivery by both Landlord and Tenant.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective for all purposes as of the Effective Date.

                        LANDLORD:

                        AGBRI ATRIUM, L.P., a Delaware limited partnership

                        By: SWSG II, L.P., a Delaware limited partnership,
                            its Authorized Agent

                             By: SWSG II, Inc., a Delaware corporation, its
                                 general partner



                                 By:
                                   --------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                        TENANT:

                        PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation



                        By:
                           ----------------------------------------------------
                        Name:
                             --------------------------------------------------
                        Title:
                              -------------------------------------------------



                        By:
                           ----------------------------------------------------
                        Name:
                             --------------------------------------------------
                        Title:
                              -------------------------------------------------

                                    EXHIBIT A

                                 RENEWAL OPTION

         AGBRI ATRIUM, L.P., a Delaware limited partnership ("Landlord"), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation ("Tenant") have entered into that certain Ninth Amendment to Lease Agreement (the "Amendment") dated as of November 13, 2001. This Exhibit A (this "Exhibit") is attached to the Amendment. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Amendment.

         1. Tenant shall have the right to renew and extend the 2002 Renewal Term with respect to the Premises then subject to the Lease for the Extension Term (as hereinafter defined) upon and subject to the following terms and conditions.

         2. Tenant shall have one (1) option (the "Renewal Option") to extend the Lease Term and Scheduled Expiration Date for a period (the "Extension Term") of five (5) years, commencing upon the then-current Scheduled Expiration Date upon the same terms and conditions previously applicable, except for the grant of the exercised Renewal Option and the amount of Base Rental payable under the Lease (which amount shall be determined as set forth below). Not earlier than twelve (12) months or later than nine (9) months prior to the expiration of the 2002 Renewal Term, Tenant shall have the right to deliver to Landlord written notice (a "Notice of Intent to Renew") of Tenant's intent to extend the 2002 Renewal Term on the terms and conditions set forth herein. In such event, Landlord shall, within ninety (90) days after its receipt of a Notice of Intent to Renew, notify Tenant in writing of the Fair Market Value Rate (as defined in Paragraph 5 below) as determined by Landlord for the Premises during the Extension Term (such determination is herein referred to as the "Landlord's Assessment"). Landlord's Assessment shall reflect the fact that Landlord will provide to Tenant in connection with Tenant's exercise of the Renewal Option a refurbishment allowance (the "Refurbishment Allowance") in an amount equal to $7.00 per usable square foot of space then comprising the Premises. Tenant shall have the right, within fifteen (15) days after its receipt of written notice of the Landlord's Assessment, to either (i) accept in writing such Landlord's Assessment and exercise the Renewal Option (the "Notice of Exercise"), or (ii) reject such Landlord's Assessment but nevertheless elect to exercise the applicable Renewal Option by, in either instance, delivering written notice thereof to Landlord within such fifteen (15) day period; provided, however, that the Renewal Option may be validly exercised only if no uncured Tenant default exists as of the date of exercise. If Tenant timely delivers to Landlord written notice that Tenant is exercising the Renewal Option but that Tenant does not accept Landlord's Assessment ("Tenant's Objection Notice"), the Fair Market Value Rate shall be determined as provided in Paragraph 6 below. Tenant's Objection Notice must identify Tenant's determination of the Fair Market Value Rate ("Tenant's Assessment") to trigger the appraisal process set forth in Paragraph 6 below.

         3. If Tenant does not either timely (i) accept Landlord's Assessment, or (ii) deliver to Landlord Tenant's Objection Notice, Tenant will be deemed to have elected to not exercise the Renewal Option. In no event shall Landlord have any obligation to provide Tenant with the Refurbishment Allowance in the event Tenant elects not to exercise the Renewal Option or is deemed to have elected not to exercise the Renewal Option. The Extension Term shall commence immediately upon the expiration of the 2002 Renewal Term, and upon Tenant's exercise of the renewal option set forth in this Exhibit, the date of expiration of the 2002 Renewal Term shall automatically become the last day of the Extension Term.

         4. The exercise by Tenant of the Renewal Option must be made, if at all, by written notice (i.e., the Notice of Exercise or Tenant's Objection Notice, as applicable) executed by Tenant and delivered to Landlord within the fifteen (15) day period set forth in the preceding paragraph. Once Tenant shall exercise the Renewal Option, Tenant may not thereafter revoke such exercise. Tenant's failure, for any reason whatsoever, to exercise the Renewal Option in strict accordance with the provisions of this Exhibit shall conclusively be deemed a waiver of the same.

         5. Base Rental for the Extension Term shall be equal to 100% of either
(y) the product of the Landlord's Assessment received by Tenant prior to Tenant's exercise of the Renewal Option multiplied by the number of rentable square feet of space then comprising the Premises if Tenant has accepted such Landlord's Assessment, or (z) if Tenant has timely delivered to Landlord Tenant's Objection Notice in which Tenant's Assessment has been identified, the product of the Fair Market Value Rate determined as provided in Paragraph 6 below multiplied by the number of rentable square feet of space comprising the Premises. As used herein, the term "Fair Market Value Rate" shall mean the base rent payable during the applicable lease period to a willing landlord by a willing tenant (neither having a compulsion to lease and Landlord having sufficient time to locate a replacement tenant), for the lease of non-sublease, non-equity and renewal space in an office building comparable in quality to the Building, which space is of like size to the Premises, of like and comparable quality to the Premises, and which comparable office building is located in the Richardson/Plano Telecom Corridor (as hereinafter defined), taking into consideration the terms of the Lease (including, without limitation, the available parking being made available to Tenant) and, as applicable, the following: (1) the location and floor level within the Building; (2) the condition of the existing improvements in the Premises and the premises covered by such renewed leases; (3) parking charges or the inclusion of the same in rental; (4) the extent of services to be provided by Landlord to Tenant and such renewal tenants; (5) the base year or dollar amount, if any, for escalation purposes; (6) credit rating and financial condition and stature of such renewal tenants as of the date of the exercise of the applicable lease renewal, and the credit rating and financial condition and stature of Tenant as of the date of the Landlord's Assessment; (7) the length of the lease renewal; (8) whether any broker's commission is payable; (9) the date on which the Extension Term will commence; and (10) any other appropriate term or condition. Notwithstanding the foregoing, in calculating the Fair Market Value Rate, no consideration shall be given to
(i) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of improvements for such comparable property, and (ii) any portion of leasehold improvement allowances in excess of the Refurbishment Allowance. As used herein, the term "Richardson/Plano Telecom Corridor" shall mean the area located within portions of the Cities of Richardson and Plano, Texas generally recognized by real estate professionals as the "Telecom Corridor".

         6. If Tenant timely delivers to Landlord Tenant's Objection Notice in which Tenant's Assessment has been identified, Landlord shall have the right to accept Tenant's Assessment by giving Tenant written notice thereof within ten
(10) business days after Landlord's receipt of Tenant's Objection Notice. If Landlord does not so accept Tenant's Assessment, then Landlord and Tenant shall, within fifteen (15) days after the expiration of such ten (10) business day period, jointly appoint an independent real estate broker or other person with at least ten (10) years' commercial real estate experience in Dallas, Texas (an "Appraiser") to determine the Fair Market Value Rate. If the parties are unable to agree upon an Appraiser within such fifteen (15) day period, either party may request that the Dallas office of the American Arbitration Association designate, within ten (10) days of such request, a broker with at least ten (10) years' commercial real estate experience in Dallas, Texas to be the Appraiser for the purposes of this subparagraph; provided, however, in no event shall such designated Appraiser be employed, or have been employed, by either Landlord or Tenant or their respective affiliates; and provided further, however, that such broker must also have experience with lease transactions in the Richardson/Plano Telecom Corridor. Such designation shall be binding on Landlord and Tenant. Within ten (10) business days after the selection of an Appraiser, each of Landlord and Tenant shall submit to the Appraiser such party's assessment of the Fair Market Value Rate (revised, if applicable, from any earlier assessment), together with such supporting data used to make such assessment (each such assessment is herein referred to as an "Assessment"). Within fifteen (15) days after the Appraiser's receipt Landlord's and Tenant's respective Assessments of the Fair Market Value Rate and the aforementioned supporting data, the Appraiser shall determine his or her assessment of the Fair Market Value Rate for the Extension Term and shall provide Landlord and Tenant with written notice thereof together with such supporting data used to make such assessment). The Fair Market Value Rate for the Extension Term shall be the Assessment of either Landlord or Tenant which is closest to the Appraiser's assessment of the Fair Market Value Rate; provided, however, if either Landlord or Tenant fails within such ten (10) business day period to supply the Appraiser with such party's assessment of the Fair Market Value Rate and/or the applicable supporting data, then the Fair Market Value Rate for the Extension Term shall be the Fair Market Value Rate submitted to the Appraiser by the party that has submitted to the Appraiser its assessment of the Fair Market Value Rate and the applicable supporting data. The entire cost for the Appraiser's services shall be borne equally by Landlord and Tenant.

         7. Except as set forth in this Exhibit, the leasing of the Premises for the Extension Term shall be upon the same terms and conditions as are applicable for the Premises under the Lease for the term thereof as extended by the Amendment, and shall be upon and subject to all of the provisions of the Lease and the Amendment. Additionally, the Refurbishment Allowance will paid to Tenant in the same manner as the refurbishment allowances described in the third paragraph of the Rider No. 102 attached to the Lease and will only be used for the same work described in such paragraph. Any portion of the Refurbishment Allowance not used by Tenant on or before the twelfth (12th) full calendar month of the Extension Term will be forfeited by Tenant and Landlord shall have no further obligation to disburse the same to Tenant notwithstanding anything to the contrary contained in this Exhibit.

         8. Once the Fair Market Value Rate for the Extension Term has been established following a valid exercise by Tenant of the Renewal Option, Landlord and Tenant will, within fifteen (15) days thereafter, enter into an amendment (the "Lease Amendment") to the Lease reflecting (i) the extension of the 2002 Renewal Term, (ii) any change in Base Rental payable by Tenant as provided by this Exhibit, (iii) any change in the Base Year operating expenses, and (iv) such other amendments to the Lease as are necessary. Notwithstanding Landlord's and Tenant's obligation to execute and deliver the Lease Amendment within the time period provided above, Tenant's leasing of the Premises during the Extension Term is not conditioned on any such execution and delivery as the Lease Amendment is being executed merely to memorialize the terms and conditions of Tenant's leasing of the Premises during the Extension Term pursuant to this Exhibit after Landlord's receipt of the Notice of Exercise or Tenant's Objection Notice, as applicable.

         9. If, on the date of Landlord's receipt of Tenant's Notice of Intent to Renew, all or any portion of the First Floor Space is covered by a sublease, Landlord shall have the right, but not any obligation, to in its sole discretion elect in writing to recapture, effective as of the Scheduled Expiration Date, all of the First Floor Space or such portion thereof as Landlord may identify in such written election notice. Such written election must be delivered to Tenant on or before the date of Landlord's delivery to Tenant of written notice of the Landlord's Assessment. If Landlord so elects to recapture such First Floor Space, the Lease Amendment shall contain such provisions as are necessary to document (i) the decrease in the size of the Premises as of the Scheduled Expiration Date, and (ii) the fact that the premises in the Building to be leased by Tenant during the Extension Term will not include all or the applicable portion(s) of the First Floor Space.

         10 8. Tenant's rights under this Exhibit shall terminate following the occurrence of any of the following events: (a) Tenant's right to possess all or any of the Premises is terminated; (b) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises located on the 5th floor of the Building; and/or (c) any termination of the Lease.

                                    EXHIBIT B

                              RENEWAL OPTION NOTICE



                                      B-1